UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2016

SENSEONICS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37717	47-1210911
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20451 Seneca Meadows Parkway Germantown, MD 20876-7005
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (301) 515-7260

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in the Current Report on Form 8-K of Senseonics Holdings, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2016 (the “July 2016 8-K”), the Company entered into an Amended and Restated Loan and Security Agreement (the “Agreement”) with Oxford Finance LLC and Silicon Valley Bank (together, the “Lenders”). Upon entering into the Agreement, the Company borrowed $15.0 million from the Lenders and, subject to the Company’s achievement of specified milestones, had the option to borrow up to an additional aggregate principal amount of $15.0 million in three additional tranches. The description of the Agreement contained in the July 2016 8-K is incorporated herein by reference.

Following the Lenders’ confirmation that the Company received positive data in its U.S. pivotal trial of Eversense, and that the Company filed a pre-market approval application for Eversense in the United States with the U.S. Food and Drug Administration, on November 22, 2016, the Company borrowed the second tranche of $5.0 million under the Agreement. Therefore, the Company has borrowed an aggregate of $20.0 million under the Agreement.

In connection with the borrowing of the second tranche under the Agreement, the Company issued the Lenders warrants to purchase an aggregate of 63,025 shares of the Company’s common stock with an exercise price of $2.38 per share (the “Warrants”).  The Warrants are exercisable for ten years from the day of issuance. The Lenders also have the right to net exercise the Warrants for shares of the Company’s common stock.

The foregoing descriptions in this Current Report on Form 8-K of the material terms of the Agreement and the Warrants do not purport to be complete descriptions of the rights and obligations of the parties thereunder and are qualified in their entirety to the Amended and Restated Loan and Security Agreement and the Form of Warrant, filed as exhibits 10.4 and 10.5, respectively, to the Company’s Quarterly Report on Form 10-Q, filed with the SEC on August 9, 2016.

Item 3.02.	Unregistered Sales of Equity Securities

The information in Item 2.03 above is incorporated by reference into this Item 3.02.

The Company relied on the exemption from registration under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and Section 4(a)(2) of the Securities Act, for the issuance of the Warrants and the shares of common stock issuable pursuant to such Warrants (the “Warrant Shares”). Each holder of the Warrants represented that it is an “accredited investor” as defined in Regulation D of the Securities Act. The Warrants and the Warrant Shares have not been registered under the Securities Act, or state securities laws, and may not be offered or sold in the United States without either being first registered or otherwise exempt from registration in any further resale or disposition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2016	SENSEONICS HOLDINGS, INC.

	By:	/s/ R. Don Elsey
	Name:	R. Don Elsey
	Title:	Chief Financial Officer